Exhibit 10.41

AMENDMENT NO. 2 TO STRATEGIC ALLIANCE AGREEMENT

This Amendment No. 2 to Strategic Alliance Agreement (this “Amendment”), effective as of December 21, 2017 (the “Amendment Effective Date”), is entered into by and between PRIMO WATER OPERATIONS, INC., a Delaware corporation f/k/a Primo Water Corporation (“Primo”), and DS SERVICES OF AMERICA, INC., a Delaware corporation f/k/a DS Waters of America, Inc. (“DSW”).

BACKGROUND

WHEREAS, Primo and DSW entered into a Strategic Alliance Agreement, dated as of November 12, 2013, as amended by the First Amendment to the Strategic Alliance Agreement, dated as of March 13, 2017 (collectively as amended the “Agreement”);

WHEREAS, Primo and DSW desire to amend the Agreement to reflect certain changed conditions and the new understanding between the parties as set forth below; and

WHEREAS, pursuant to Section 25 of the Agreement, the amendments contemplated by the parties must be contained in a written agreement signed by each party.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.

2.	Amendment to Agreement. Subject to the terms and conditions set forth herein, the Agreement is hereby amended as follows:

a.	Section 6(d)(v) of the Agreement is hereby replaced in its entirety with the following:

(v)     Service Incentive. Primo shall pay to DSW, quarterly, a service incentive (the “Service Incentive”) for each months performance by a DSW region based on the regions Service Score and the resulting Price Per Bottle Incentive (as defined on Schedule J). The maximum Service Incentive Primo shall pay is $0.07 per Bottle. The calculation for the Service Incentive is set forth on Schedule J.

b.	Schedule E of the Agreement is hereby replaced in its entirety with Attachment A to this Amendment.

c.	Schedule J – Service Incentive is hereby amended and replaced with Attachment B to this Amendment.

Miscellaneous.

d.

Conflicting Terms and Full Force and Effect. To the extent that any of the terms and conditions of this Amendment are inconsistent with the terms and conditions of the Agreement, the terms and conditions of this Amendment shall prevail. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Agreement. Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Agreement, the terms “this Agreement,” “herein,” “hereof,” “hereinafter,” “hereto” and words of similar import shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment. References to the term “this Agreement” appearing in the Exhibits or Schedules to the Agreement shall, unless the context otherwise requires, mean the Agreement as amended by this Amendment.

e.	Governing Law and Dispute Resolution. The Governing Law and Dispute Resolution provisions of the Agreement shall extend this Amendment.

f.

Representations and Warranties. Each of Primo and DSW hereby represents and warrants to the other that it is not subject to any covenants, agreements or restrictions that would be breached or violated by its negotiation or execution of this Amendment or its performance of the Agreement, as amended hereby.

g.

Counterparts. This Amendment may be executed in one or more counterparts that together constitute one and the agreement and may be and delivered by electronic means, and each copy of which shall be deemed an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PRIMO WATER OPERATIONS, INC.
(“Primo”)

By:	/s/ Matthew T. Sheehan
Name:	Matthew T. Sheehan
Title:	President and Chief Executive Officer

DS SERVICES OF AMERICA, INC.
(“DSW”)

By:	/s/ Thomas J. Harrington
Name:	Thomas J. Harrington
Title:	Chief Executive Officer